Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact: Lynda L. Glass

717.339.5085

ACNB CORPORATION ANNOUNCES ADAMS COUNTY NATIONAL BANK

FILES APPLICATION TO CONVERT TO A PENNSYLVANIA-CHARTERED BANK AND TRUST COMPANY

GETTYSBURG, PA, May 21 — On May 20, 2010, Adams County National Bank, the wholly-owned subsidiary of ACNB Corporation, filed an application with the Pennsylvania Department of Banking to convert from a national banking association to a Pennsylvania state-chartered bank and trust company. If approved, the conversion likely will take place in the third quarter of 2010, and the converted bank will operate under the name ACNB Bank.

The bank has filed an application to convert for several reasons including:

•                  Anticipated cost savings with respect to overhead assessments by the Pennsylvania Department of Banking compared to the bank’s current regulator, the Office of the Comptroller of the Currency;

•                  Parity authority which allows Pennsylvania state-chartered banks to maintain competiveness with federally-chartered banking institutions;

•                  Easier communication and better service is anticipated from the Pennsylvania Department of Banking as a local banking regulatory agency; and

•                  Better access and opportunity for statutory amendments relevant to the Pennsylvania banking industry through the Pennsylvania General Assembly.

The shareholders of ACNB Corporation and the customers of Adams County National Bank will not experience any impact if the conversion is approved. There will be no change in the products and services offered by the bank nor will any products or services be discontinued.

ACNB Corporation, headquartered in Gettysburg, PA, is the financial holding company for the wholly-owned subsidiaries of Adams County National Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD.  Originally founded in 1857, Adams County National Bank serves its marketplace via a network of 20 retail banking offices located throughout Adams County, PA, as well as in Dillsburg and Hanover, York County, PA, and in Newville, Cumberland County, PA.  In addition, the Bank operates loan offices in Hanover, York County, and Chambersburg, Franklin County, PA.  Russell Insurance Group, Inc. offers a broad range of commercial and personal insurance lines with licenses in 36 states, including Pennsylvania and Maryland, through offices in Westminster, Carroll County, and Germantown, Montgomery County, MD.

In addition to historical information, this press release may contain forward-looking statements.  Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas.  Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations.  Actual results may differ materially from those projected in the forward-looking statements. We caution readers not to place undue reliance on these forward-looking statements. They only reflect management’s analysis as of this date.  Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the business strategy due to changes in current or future market conditions; the effects of economic deterioration on current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; the inability to achieve acquisition-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from the transaction making it more difficult to maintain relationships with customers and employees, and challenges in establishing and maintaining operations in new markets; volatilities in the securities markets; and, deteriorating economic conditions. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the Securities and Exchange Commission, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the Securities and Exchange Commission